Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-87232) and Form S-8 (No.333-83282,333-30870 and 333-36140) of Therma-Wave, Inc. of our report dated April 26, 2002, relating to the fiancial statements and financial statement schedule, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP San Jose, California

June 20, 2002